Exhibit 99.1

CLEARFIELD ENERGY, INC.

AND SUBSIDIARIES

Consolidated Financial Statements

March 31, 2012

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

March 31, 2012

CONTENTS

INDEPENDENT AUDITORS’ REPORT
FINANCIAL STATEMENTS
Consolidated Balance Sheet	1
Consolidated Statement of Operations	2
Consolidated Statement of Comprehensive Loss	3
Consolidated Statement of Changes in Stockholder’s Equity	4
Consolidated Statement of Cash Flows	5
Notes to Consolidated Financial Statements	6-22

Independent Auditors’ Report

The Board of Directors

Clearfield Energy, Inc. and Subsidiaries

Radnor, Pennsylvania

We have audited the accompanying consolidated balance sheet of Clearfield Energy, Inc. and Subsidiaries (the Company) as of March 31, 2012, and the related consolidated statements of operations, changes in comprehensive loss, changes in stockholder’s equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clearfield Energy, Inc. and Subsidiaries as of March 31, 2012, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Horsham, Pennsylvania
June 18, 2012

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

March 31, 2012

ASSETS
Property, plant and equipment:
Property, plant, and equipment	$79,522,272
Capital additions-in-progress	6,829,898

86,352,170
Accumulated depreciation and amortization	(39,931,038)

Property, plant and equipment, net	46,421,132

Current assets:
Receivables, less allowance for doubtful accounts of $194,149	21,474,965
Deferred income taxes	655,551
Prepaid taxes	1,803,546
Other current assets	216,350

Total current assets	24,150,412

Other assets, net	616,760
Receivable from related party	9,530,272
Assets held for sale	21,915,788
Assets related to discontinued operations	5,478,372

Total assets	$108,112,736

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$39,671,498
Customer deposits	180,096

Total current liabilities	39,851,594

Deferred revenue	69,944
Retirement obligations	3,554,387
Deferred income taxes	1,688,221
Other long-term liabilities	102,439
Liabilities directly related to assets held for sale	3,138,865
Liabilities directly related to discontinued operations	374,700

Total liabilities	48,780,150

Stockholder’s equity:
Common stock, $.01 par value; 1,000 shares authorized, 511 shares issued and outstanding for 2012	5
Additional paid-in capital	10,892,448
Retained earnings	49,203,163
Accumulated other comprehensive loss	(1,485,220)

Total Clearfield Energy, Inc stockholder’s equity	58,610,396

Noncontrolling interest	722,190

Total equity	59,332,586

Total liabilities and stockholder’s equity	$108,112,736

See accompanying notes to consolidated financial statements.

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

Year Ended March 31, 2012

Revenue:
Gas sales and transportation revenues	$52,243,857
Oil-broker, gathering, and allowance sales	192,510,399
Brine hauling and disposal revenues	11,097,581
Other	57,194

Total revenue	255,909,031

Costs and expenses:
Purchased gas	46,791,994
Cost of oil	163,384,774
Operating	26,522,813
Depreciation and amortization	5,656,206
General and administrative	4,951,204
Management fee	459,894
Gain on sale of equipment	(3,139)

Total costs and expenses	247,763,746

Operating income	8,145,285

Other income	(359,689)
Interest expense	287,617

Income before income taxes	8,217,357

Income taxes	3,783,190

Income from continuing operations	4,434,167

Discontinued operations (Note 3):
Loss from operations of discontinued component (including loss on disposal of $11,831,869)	(16,379,753)
Income tax benefit	(5,873,215)
Loss from discontinued operations	(10,506,538)

Discontinued operations (Note 4):
Income from operations of discontinued component	3,865,817
Income tax expense	920,464
Income from discontinued operations	2,945,353

Net loss	(3,127,018)

Net income attributable to noncontrolling interest	47,888

Net loss attributable to Clearfield Energy, Inc. and Subsidiaries	$(3,174,906)

See accompanying notes to consolidated financial statements.

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Consolidated Statement of Comprehensive Loss

Year Ended March 31, 2012

Net loss	$(3,127,018)

Other comprehensive loss:
Post employment health benefit adjustments, net of taxes	(143,781)
Pension plan adjustments, net of taxes	(394,141)

Comprehensive loss	$(3,664,940)

Comprehensive income attributable to noncontrolling interest	47,888

Comprehensive loss attributable to Clearfield Energy, Inc. and Subsidiaries	$(3,712,828)

See accompanying notes to the consolidated financial statements.

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholder’s Equity

Year Ended March 31, 2012

				Accumulated
		Additional		Other		Total
	Common	Paid-In	Retained	Comprehensive	Noncontrolling	Stockholder’s
	Stock	Capital	Earnings	Loss	Interest	Equity

Balance, March 31, 2011	$5	$10,892,448	$52,378,069	$(947,298)	$674,302	$62,997,526

Comprehensive loss:
Net loss	—	—	(3,174,906)	—	47,888	(3,127,018)
Post employment health benefit adjustments, net of taxes	—	—	—	(143,781)	—	(143,781)
Pension plan adjustments, net of taxes	—	—	—	(394,141)	—	(394,141)

Balance, March 31, 2012	$5	$10,892,448	$49,203,163	$(1,485,220)	$722,190	$59,332,586

See accompanying notes to consolidated financial statements.

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year Ended March 31, 2012

Cash flows from operating activities:
Net income from continuing operations	$4,434,167
Adjustments to reconcile net income from operations to net cash used in operating activities:
Minority interest	47,888
Depreciation and amortization	5,656,206
Gain on sale of equipment	(3,139)
(Increase) decrease in:
Accounts receivables	3,251,557
Prepaid taxes	(893,715)
Other current assets	377,975
Receivable from related party	(9,303,653)
Other assets	(15,000)
Decrease (increase) in:
Accrued income taxes, accounts payable, accrued expenses and other long-term liabilities	(5,368,020)
Customer deposits	3,370
Deferred revenue	(20,244)

Net cash used in continuing operations	(1,832,608)

Cash flows from discontinued operations:
Net loss from discontinued operations	(19,705)
(Increase) decrease in:
Assets held for sale	(1,245,078)
Assets related to discontinued operations	9,235,239

Net cash provided by discontinued opeartions	7,970,456

Net cash provided by operating activities	6,137,848

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,149,736)
Proceeds from sale of equipment	121,959
Increase in other long-term assets	(178,202)
Loss on sale of assets related to discontinued operations, net of tax	(7,589,368)

Net cash used in investing activities	(18,795,347)

Cash flows from financing activity:
Increase in bank overdraft balance	12,657,499

Net cash used in financing activities	12,657,499

Net change in cash	—

Cash, beginning of year	—

Cash, end of year	$—

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$244,366
Income taxes	$1,627,310

See accompanying notes to consolidated financial statements.

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(1)                   Nature of Business

Clearfield Energy, Inc. and Subsidiaries (the Company), is a wholly-owned subsidiary of Energy Equity Partners, L.P. (the Partnership), a Delaware limited partnership. The Company, through one of its wholly-owned subsidiaries, Clearfield Holdings, Inc., is the parent of the Ohio Oil Gathering Corporations (OOGC), Eastern Gas and Water Investment Company, Inc. and subsidiaries (EGWIC), West Virginia Oil Gathering Corporation (WVOGC), Kentucky Oil Gathering Corporation (KOGC), Appalachian Oil Purchasers, Inc. (AOP) and AOP Clearwater, Inc.  OOGC gathers and transports crude oil in Ohio via pipelines and trucks.  In its oil-gathering and transportation operations, OOGC is subject to certain regulations, including rates, by the Federal Energy Regulatory Commission (FERC).  Other OOGC activities include loading crude oil on barges, the sale of allowance oil (accumulated during the gathering process), and the disposal of brine (a by-product of oil and gas production).  In addition, OOGC, through its wholly-owned subsidiary, M&B Gas Services, Inc. (M&B), purchases, sells, and delivers natural gas to industrial users, utilizing M&B owned pipelines, and provides natural gas management services to utilities and commercial enterprises.  WVOGC provides oil-gathering services in the state of West Virginia under contract for OOGC.  KOGC and AOP purchase, gather, and transport crude oil.  AOP Clearwater, Inc. provided water recycling for gas drillers in the Appalachian basin.

EGWIC has two operating subsidiaries that distribute propane to residential and commercial customers in Eastern Maryland.  Eastern Shore Gas Company (ESG) transports propane via pipeline.  Eastern Shore Propane Company (ESP) provides bulk propane delivery via truck.

The Company, through one of its subsidiaries, Clearfield Ohio Holdings, Inc. (COHI), is the parent of Eastern Natural Gas Company (Eastern), Pike Natural Gas Company (Pike), and Southeastern Natural Gas Company (Southeastern).  Each is a local distribution company (i.e., public utility) engaged directly in purchase, distribution, sale, and transportation of natural gas in various service territories in the state of Ohio.  These utilities are subject to the jurisdiction of the Public Utilities Commission of Ohio (PUCO) and/or FERC.  COHI pays marketers, primarily M&B, and/or producers for its gas supply.

During the year ended March 31, 2011, the primary customer of AOP Clearwater, Inc. terminated its sales contract agreement.  Shortly following the termination of the contract, AOP Clearwater, Inc. ceased operations at its only facility, though it has continued to maintain all related assets in operating condition.  On March 30, 2012, management of the Company sold all the assets of AOP Clearwater, Inc. (See Note 3).

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(2)                   Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying financial statements reflect the consolidated accounts of the Company as of March 31, 2012.  All significant intercompany accounts and transactions have been eliminated in consolidation except for COHI’s gas purchases from the Company of $1,241,091 for the year ended March 31, 2012 as permitted under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 980, Regulated Operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable.  Management believes that the concentration of credit risk with respect to accounts receivable is limited due to its customer base and the diversity of its geographic sales areas.  The Company performs ongoing credit evaluations of its customers’ financial condition.  The Company maintains a provision for potential credit losses based upon expected collectibility of all accounts receivable.

Basis of Accounting for Rate-Regulated Subsidiaries

FASB ASC 980, provides that rate-regulated public utilities account for and report assets and liabilities consistent with the economic effect of the way in which regulations establish rates, if the rates established are designed to recover the costs of providing the regulated service and if the competitive environment makes it reasonable to assume that such rates can be charged and collected.  The Company’s local gas distribution and oil-gathering subsidiaries follow the accounting and reporting requirements of FASB ASC 980.

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(2)                   Summary of Significant Accounting Policies, Continued

Gas Utility Plant and Pipelines

Due to regulatory considerations, utility property, plant and equipment obtained through acquisition are stated at their original cost less accumulated depreciation at the date of acquisition.  Eastern and Pike provide for depreciation on a composite straight-line basis as approved by the PUCO.  The average composite depreciation rates are as follows:

Year Ended
March 31, 2012
Eastern	2.26%
Pike	2.57%

When Eastern and Pike retire depreciable plant and equipment, the original cost, net of salvage value, is charged to accumulated depreciation.  ESG provides for depreciation using the straight-line method over recovery periods ranging from 4 to 23 years.  Southeastern and ESP provide for depreciation using the straight-line method over the estimated useful lives of the applicable assets, which range from 4 to 20 years.

Routine repairs and maintenance and replacements of minor items are charged to expense as incurred.

Oil-Gathering, Brine and Water-Recycling Equipment, and Other Property

Oil-gathering equipment and other property are stated at original cost.  Depreciation on certain oil-gathering equipment is provided on a composite straight-line basis as approved by FERC.  OOGC’s average composite depreciation rate in fiscal 2012 was 2.59%.  When plant and equipment, depreciated on the composite basis are retired, the original cost, net of salvage value, is charged to accumulated depreciation.  Depreciation on the majority of the other property is provided using the straight-line method over the estimated useful lives of the applicable assets, which range from 4 to 20 years.  The majority of the water-recycling equipment and facilities is being depreciated over the estimated useful life of 6 to 7 years.  Routine repairs and maintenance and replacements of minor items are charges to expense as incurred.

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(2)                   Summary of Significant Accounting Policies, Continued

Long-Lived Assets and Impairment Charges

In accordance with FASB ASC 360, Property, Plant and Equipment, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  As of March 31, 2012, management believes that no modification of the remaining useful lives or write-down of long-lived assets is required.

Major Maintenance Activities

The Company utilizes the deferral method whereby the costs incurred for major maintenance projects are capitalized and amortized to expense over the estimated period until the next major maintenance effort would be required.

Gas Sales and Transportation Revenues and Purchased Gas

Transportation revenues are recorded when transportation services are provided to customers.  Gas sales are recorded as billed to distribution customers based on meter readings taken throughout each month.  In addition, included in gas sales and unbilled receivables is an estimate of gas consumption for the last billing date to year end.  Gas sales and purchased gas include charges for gas billed to jurisdictional customers through gas cost recovery clauses.

Deferred revenue consists primarily of payments received in advance for revenue earned under a gas services agreement.  The Company amortizes the deferred revenue using the straight-line method over the terms of the related agreement.

Southeastern, Eastern, and Pike are subject to gas cost recovery clauses that are designed to pass through the actual cost of gas to their customers.  The portion of gas costs recoverable in future periods or advanced recovery that is refundable in future periods is deferred.  Rate refunds and related interest are deferred in the period received and refunded to customers through cost adjustments to billings in a manner prescribed by the state regulatory agencies.  The Company has $216,350 of under-recovered purchased gas cost in other current assets in the accompanying consolidated balance sheet as of March 31, 2012.

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(2)                   Summary of Significant Accounting Policies, Continued

Comprehensive Loss

The Company’s comprehensive loss consists of net loss, the unrealized loss from the pension plan, and costs related to postemployment health benefits.  The Company’s comprehensive loss is presented within the accompanying consolidated statement of comprehensive loss.

Income Taxes

The Company is a C corporation.  Income taxes are computed in accordance with FASB ASC 740, Income Taxes, which requires an asset and liability method of accounting for income taxes.  Under this method, deferred assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the book and tax bases of assets and liabilities, as well as the estimated future tax consequences attributable to net operating loss and tax credit carryforwards.  A valuation allowance is established if, based upon all available information, it is deemed more likely than not that a portion or all of a deferred tax asset will not be realized.

FASB ASC 740 is the authoritative pronouncement on accounting for and reporting income tax liabilities and expense. FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken.  In addition, FASB ASC 740 provides guidance on derecognition, classification and disclosure.

The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions.  The Company’s operating subsidiaries file a consolidated federal income tax return.  Certain of the Company’s operating subsidiaries are required to file separate state income tax returns.  For years before March 31, 2008, the Company is no longer subject to state income tax examinations in their significant state tax jurisdictions.  The Company’s public utility subsidiaries are not subject to state income taxes, as they are required to pay a gross receipts tax.  Deferred income taxes have been provided for those items that have been recorded differently for financial reporting and tax purposes.  These items are primarily depreciation, pension costs, and various reserves and accruals.  The Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months.

The Company records interest and penalties related to unrecognized tax benefits in income tax expense.  Interest expense recognized related to uncertain tax positions amounted to $611 for the year ended March 31, 2012, and there were no penalties for the year ended March 31, 2012.  Total accrued interest as of March 31, 2012 is $10,471, and is included in other long-term liabilities in the accompanying consolidated balance sheet.

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(2)                   Summary of Significant Accounting Policies, Continued

Noncontrolling Interest

The Company follows FASB ASC 810, Consolidation, with respect to accounting and reporting for minority interests, which are characterized as noncontrolling interests, and classified as a component of stockholder’s equity.

Subsequent Events

The Company has performed an evaluation of subsequent events through June 18, 2012, which is the date the financial statements were available to be issued.

(3)                   Discontinued Operations

The Company elected to discontinue operations of AOP Clearwater, Inc. and ceased operations December 2010.  All of the assets were sold on March 30, 2012.  Net proceeds of $296,467 were received from the sale of assets.  The operations of AOP Clearwater, Inc. are reflected in the financial statements as discontinued operations.  Major categories of discontinued operations for the year ended March 31, 2012 were as follows:

Revenues	$—
Cost and expenses	(4,547,884)
(4,547,884)
Loss on disposal of equipment	11,831,869
Loss from discontinued operations	$(16,379,753)

Net loss of ($10,506,538), net of tax, has been included in discontinued operations in the consolidated statement of operations.

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(4)                   Assets Held for Sale

In 2012 the Company committed to a plan, and is currently in negotiations, to sell all of the assets of certain consolidated subsidiaries of the Company.  The sale of these assets is expected to occur during fiscal year 2013.  Assets held for sale are stated at the lower of the carrying amount (acquisition cost less accumulated depreciation taken until the asset became classified as held for sale) or fair value less cost to sell in accordance with FASB ASC 360, Property, Plant and Equipment.  There were no gains or losses resulting from adjustments to the carrying amount reported separately in the consolidated statement of income.  As of March 31, 2012, assets and liabilities held for sale consisted of the following:

Property, plant, and equipment, net	$14,059,770

Current assets:
Cash and cash equivalents	4,863,179
Accounts receivable	2,378,606
Deferred income taxes	193,837
Prepaid taxes	111,890
Other current assets	308,506
Total current assets	7,856,018

Total assets	$21,915,788

Current liabilities:
Account payable and accrued expenses	$1,071,968
Customer deposits	182,358
Deferred federal income tax	1,884,539
Total liabilities	$3,138,865

Net income of $2,945,353, net of tax, has been included in discontinued operations in the consolidated statement of operations.

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(5)                   Property, Plant and Equipment

Property, plant and equipment consist of the following at March 31, 2012:

Land, rights of way, buildings, structures and improvements	$6,438,664
Oil and brine pipelines	14,580,990
Oil and brine station, pumping, meters and transfer	12,264,860
Oil and brine tank storage	5,516,208
Disposal wells	5,783,320
Gas mains and service lines	14,486,264
Gas regulator stations and meters	1,070,960
Vehicles and work equipment	12,871,886
Furniture and fixtures, office equipment	1,392,366
Home office artwork, furniture and office equipment	5,116,754
79,522,272
Capital additions-in-progress	6,829,898
86,352,170

Accumulated depreciation	(39,931,038)
$46,421,132

Depreciation and amortization expense for the year ended March 31, 2012 was $5,656,206.

(6)                   Other Long-Term Assets

Other long-term assets as of March 31, 2012 consist of:

Major maintenance costs capitalized	$1,226,608
Accumulated depreciation of major maintenance costs	(672,348)
Other	62,500
Total other long-term assets	$616,760

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(7)                   Post Retirement Obligations

OOGC has a defined benefit pension plan covering substantially all of its employees.  Effective March 31, 1986, the Plan was frozen, and no new employees are eligible to participate.  Pike also had a defined benefit pension plan.  Effective January 1, 1984, the Pike plan was frozen, and no new employees are eligible to participate.  Effective December 31, 1991, the trust under the Pike plan merged into the trust under the OOGC plan, creating a single plan within the meaning of U.S. Treasury Regulation 1.414(1)-1(b); accordingly, any excess plan assets of one plan are available to provide benefits to participants of the other plan.

In addition to defined benefit pension plan, the Company has provided post employment health benefits for certain employees whose service began before April 1, 1986.

The following table sets forth the benefits obligation, fair value of the plan assets, and the plan’s funded status at March 31, 2012:

	Pension	Medical
	Obligation	Obligation
Change in benefit obligation:
Benefit obligation at beginning of year	$4,683,289	$2,483,509
Service cost	1,328	—
Plan participant contributions	—	12,937
Interest cost	219,117	131,898
Actuarial gain	656,914	326,157
Benefits paid	(432,705)	(106,033)
Benefit obligation at end of year	$5,127,943	$2,848,468

Change in plan assets:
Fair value of plan assets at beginning of year	$4,364,081	$—
Actual return on plan assets	155,962	—
Employer contributions	203,000	93,096
Plan participant contributions	—	12,937
Benefits paid	(432,705)	(106,033)
Fair value of plan assets at end of year	$4,290,338	$—

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(7)                   Post Retirement Obligations, Continued

	Pension	Medical
	Obligation	Obligation

Funded status	$(837,605)	$(2,848,468)
Unrecognized net actuarial loss	2,051,954	326,157
Unrecognized prior service cost	32,109	—
Prepaid (accrued) benefit cost	$1,246,458	$(2,522,311)

Amounts recognized in the consolidated balance sheet as of March 31, 2012 consist of:

	Pension	Medical
	Obligation	Obligation
Current liabilities	$—	$131,686
Noncurrent liabilities	837,605	2,716,782
Net amount recognized	$837,605	$2,848,468

Amounts recognized in accumulated other comprehensive income, before consideration of the tax benefit, as of March 31, 2012 consist of:

	Pension	Medical
	Obligation	Obligation
Net actuarial loss	$2,051,954	$326,157
Prior service cost	32,109	—
	$2,084,063	$326,157

Weighted average assumptions for disclosure as of March 31, 2012 are follows:

	Pension	Medical
	Obligation	Obligation
Discount rate	3.84%	4.35%
Expected return on plan assets	7.00%	N/A

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(7)                   Post Retirement Obligations, Continued

Components of net periodic benefit cost and other amounts recognized in other comprehensive loss for the year ended March 31, 2012 are as follows:

	Pension	Medical
	Obligation	Obligation
Net periodic benefit cost:
Service cost	$1,328	$—
Interest cost	219,117	131,898
Expected return on plan assets	(296,039)	—
Recognized prior service cost	18,346	—
Recognized actuarial loss	166,307	—
	$109,059	$131,898
Other changes in plan assets and benefit obligations recognized in other comprehensive loss:
Net loss	$796,991	$—
Recognized net actuarial (loss) gain	(166,307)	326,157
Recognized prior service cost	(18,346)	—
Total recognized in other comprehensive loss:	$612,338	$326,157

Total recognized in net periodic benefit cost and other comprehensive loss (before tax effects)	$721,397	$458,055

The estimated net loss and prior service cost that will be amortized from accumulated net periodic benefit cost over the next fiscal year consist of :

	Pension	Medical
	Obligation	Obligation
Loss recognition	$305,996	$4,941
Prior service cost recognition	$18,346	$—

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(7)                   Post Retirement Obligations, Continued

Information about the expected cash flows related to the plans as follows:

	Pension	Medical
	Obligation	Obligation
Estimated Company contributions for fiscal 2013	$157,000	$131,686
Estimated future benefit payments:
Fiscal 2013	$444,804	$131,686
Fiscal 2014	$438,312	$141,481
Fiscal 2015	$429,275	$150,453
Fiscal 2016	$416,598	$152,456
Fiscal 2017	$400,245	$152,360
Fiscal 2018 - Fiscal 2022	$1,822,848	$815,711

Weighted average assumptions for net periodic cost for the year ended March 31, 2012 consist of:

	Pension	Medical
	Obligation	Obligation
Discount rate	4.91%	5.45%
Expected asset return	7.00%	N/A
Corridor	10.00%	10.00%
Average future working lifetime	5.73	8.86

Medical Obligation

Medical obligation sensitivity analysis:

Medical
Obligation
1-percentage point increase in healthcare cost trend
Effect on total of service and interest cost components	$17,299
Effect on accumulated postretirement benefit obligation	$411,985

1-percentage point decrease in healthcare cost trend
Effect on total of service and interest cost components	$(14,519)
Effect on accumulated postretirement benefit obligation	$(342,728)

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(7)                   Post Retirement Obligations, Continued

Pension Obligation

The Company’s discount rate assumption is evaluated annually.  For the year ended March 31, 2012, the Company utilized the Citibank Pension Discount Curve (CPDC).  The CPDC is developed by beginning with a U.S. treasury par curve that reflects the Treasury Coupon and Strips market.  Option-adjusted spreads drawn from the double-A corporate bond sector are layered in to develop a double-A corporate par curve from which the CPDC spot rates are developed.  The CPDC spot rates are applied to expected benefit payments from which a single constant discount rate can then be developed.  The Company believes that utilizing the CPDC to develop the discount rate is preferable because the developed discount rate is based on the expected timing of benefit payments.

The Company bases its assets’ return assumption on current and expected allocations of assets, as well as a long-term view of expected return on the plan asset categories.  The Company assesses the appropriateness of the expected rate of return on an annual basis and, when necessary, revises the assumption.

The weighted average pension plan asset allocation as of March 31, 2012 is as follows:

Pension
Obligation
Equity securities	37.00%
Fixed income	63.00%

The Company’s trust target pension plan asset allocation of equity securities and fixed income as of March 31, 2012 was 40% and 60%, respectively.  Investment objectives for the pension plan assets include:

•                  Providing a long-term return on plan assets that provides sufficient assets to fund pension plan liabilities at an acceptable level of risk.

•                  Maximizing the long-term return on plan assets by investing primarily in equity securities. The inclusion of additional asset classes with differing rates of return, volatility, and correlation is utilized to reduce risk by providing diversification relative in equity securities.

•                  Diversifying investments within asset classes to reduce the impact of losses in a single investment.

The pension plan assets are invested in compliance with the Employee Retirement Income Security Act (ERISA), as amended and any subsequent regulations and laws.  The Partnership does not permit direct purchases of its securities or the use of derivatives for the purpose of speculation.

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(7)                   Post Retirement Obligations, Continued

Pension Obligation, Continued

The fair values of the pension plan assets by asset category are as follows:

	March 31, 2012
Description	Total	Level 1	Level 2	Level 3
Cash and equivalents	$128,208	$128,208	$—	$—
Corporate bonds	1,652,239	1,652,239	—	—
Common stock	987,694	987,694	—	—
International currency	96,080	96,080	—	—
Asset-backed securities	27,472	27,472	—	—
International bonds:
Dollar denominated	80,215	80,215	—	—
Canadian	55,524	55,524	—	—
Australian	57,406	57,406	—	—
International stock	130,868	130,868	—	—
Mutual funds	1,016,431	1,016,431	—	—
Precious metals	58,201	58,201	—	—

Total	$4,290,338	$4,290,338	$—	$—

Profit Sharing Plan

The Company also has a profit sharing plan covering substantially all of its employees.  Annual contributions are discretionary.  Total employer contributions were $652,721 in fiscal 2012.

(8)                   Income Taxes

The consolidated income tax provision consisted of the following for the year ended March 31, 2012:

		Discontinued	Discontinued
	Continuing	Operations	Operations
	Operations	(Note 3)	(Note 4)	Total
Current tax provision:
Federal	$2,980,434	$(6,416,952)	$664,641	$(2,771,877)
State	115,012	—	146,110	261,122
Deferred tax provision	687,744	543,737	109,713	1,341,194
	$3,783,190	$(5,873,215)	$920,464	$(1,169,561)

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(8)                   Income Taxes, Continued

The reconciliation of income taxes computed at the federal statutory rate of 34% and income taxes is as follows as of March 31, 2012:

Income taxes at statutory rate	$(1,460,837)
Increase (decrease) attributable to:
State tax expense, net of federal effect	178,158
Permanent differences, principally the nondeductible portion of meals, entertainment, and other	113,118
$(1,169,561)

The tax effect of the differences that give rise to the consolidated deferred income taxes as of March 31, 2012 are as follows:

Deferred tax assets:
Accrued expenses and other	$929,247
Unrecognized pension losses	1,331,892
Federal and state net operating losses	2,918,635
Total deferred tax assets	5,179,774
Deferred tax liabilities:
Depreciation and amortization	(6,212,444)
$(1,032,670)

(9)                   Commitments and Contingencies

Self-Insurance

The Company maintains a self-insured program for its employee medical benefits.  Employee medical benefit costs are accrued based upon reported claims and estimated claims but not reported.

Operating Lease

The Company has an operating lease for its administrative facilities that expires on April 30, 2019.  Rent expense incurred on this lease was $119,315 for fiscal 2012.

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(9)                   Commitments and Contingencies, Continued

Future minimum rental commitments for all noncancelable operating leases as of March 21, 2012 are as follows:

Year Ending
March 31,	Amount
2013	$208,953
2014	221,226
2015	226,765
2016	232,448
2017	238,275
Thereafter	515,516
$1,643,183

Transportation and Storage

The Company has entered into transportation, gas purchase, and storage agreements with various interstate pipelines that commit the Company to minimum annual payments for transportation and storage services through 2015.

Litigation

The Company is party to various claims and legal proceedings in the normal course of business.  Management does not believe that the resolution of such matters will have a material effect upon the Company’s financial position or results of operations.

(10)            Related Party Transactions

The Company guaranteed the debt outstanding on a revolving line of credit (the Revolver) of the Partnership.  The Revolver allows for maximum borrowings up to $25,000,000.  Borrowings under the Revolver bear interest at the LIBOR rate adjusted by the applicable margin.  As of March 31, 2012, the interest rate for the Revolver is 1.74% and is payable monthly. In the event of default by the Partnership, the Company is liable for the outstanding balance on the Revolver, which at March 31, 2012 is $5,857,225.  The Revolver expires on September 28, 2014.  Proceeds from the Revolver are used in conjunction with the operations of the Company and as such the Company has entered into a credit agreement (Credit Agreement) with the Partnership to pay on demand to the order of the Partnership the principal sum of the Revolver or such lesser amount as may be advanced to or for the benefit of the Company.  Amounts outstanding under the Credit Agreement accrue interest from the date of advance until final payment at a rate of 2% plus the interest rate on the Revolver, as described above. As of March 31, 2012 the Company has interest payable to the Partnership of $62,503.

Continued…

CLEARFIELD ENERGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2012

(10)            Related Party Transactions, Continued

The Company also recorded a receivable from the Partnership for $15,450,000 debt forgiven for a certain subsidiary of the Company.  The net receivable at March 31, 2012 of $9,530,272 consists of $15,450,000 debt forgiven net of the outstanding balance on the Revolver and interest payable to the Partnership as described above.

The Credit Agreement also provides for the issuance of letters of credit, as defined. The Company is required to pay a fee of 1.25% per annum for the total letters of credit outstanding. The Company has outstanding letters of credit issued under the Credit Agreement in the amount of $375,000, as of March 31, 2012.

The Company has entered into a management services agreement in 2000 with the Partnership. In accordance with the agreement, the Partnership has agreed to provide management services to the Company in exchange for a management fee.  The management fee for the year ended March 31, 2012 was $459,894.

(11)            Major Customers

For the year ended March 31, 2012, three customers accounted for approximately 82% of the Company’s consolidated revenues.  As of March 31, 2012, these customers account for approximately 76% of accounts receivable.

(12)            Noncontrolling Interest

In March 2001, EGWIC sold a 4% interest in EGWIC to a minority shareholder at the net book value per share of EGWIC as of March 31, 2000 in accordance with a stock repurchase agreement.  EGWIC is obligated to repurchase the common stock of the minority shareholder at the net book value of EGWIC’s common stock as of the date of the most recent audited financial statements upon death or departure from the employ of EGWIC.  The repurchase may be payable for this transaction in minority interests.  Net income applicable to the minority shareholder of $47,888 has been included in the accompanying consolidated statements of operations for the year ended March 31, 2012. Subsequent to year end the interest of the minority shareholder was purchased by the Company.

(13)            Subsequent Events

On May 7, 2012, the Partnership entered into a Stock Purchase and Sale Agreement with a third party to sell all of the issued and outstanding stock of the Company.